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Exhibit 3.24

ARTICLES OF INCORPORATION
OF
TCBY OF TEXAS, INC.

        We, the undersigned natural person of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is:
TCBY OF TEXAS, INC.

ARTICLE TWO

The period of it duration is perpetual.

ARTICLE THREE

        The purpose of purposes for which the corporation is organized is:

        To engage in the transaction any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

        The aggregate number of share, which the corporation shall have authority to issue, is One Thousand (1,000) of the par value of One Dollar ($1.00) each.

ARTICLE FIVE

        The corporation will not commence business until it has received for the issuance consideration of the value of One Thousand Dollars ($1,000), consisting

ARTICLE SIX

        The street address of its initial registered office is c/o CT Corporation System, 1601 Elm Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT CORPORATION SYSTEM.

ARTICLE SEVEN

        The number of directors of the corporation may be fixed by the by-laws.

        The number of directors constituting the initial board or directors is three, and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor it elected and qualified are:

NAME	ADDRESS
Herren Hickingbotham	11300 Rodney Parham Road Little Rock, Arkansas 72212
Bette Clay	11300 Rodney Parham Road Little Rock, Arkansas 72212
Gale Law	11300 Rodney Parham Road Little Rock, Arkansas 72212

ARTICLE EIGHT

The names and addresses of the incorporators are:

NAME	ADDRESS
S. A. Gramlich	314 North Broadway St. Louis, Missouri 63102
M. S. Kinkead	314 North Broadway St. Louis, Missouri 63102
S. A. Walton	314 North Broadway St. Louis, Missouri 63102

ARTICLE NINE

This corporation is a close corporation.

        IN WITNESS WHEREOF, we have hereunto set our hands, this 20th day of August 1987.

/s/ S. A. GRAMLICH S. A. Gramlich
/s/ M. S. KINKEAD M. S. Kinkead
/s/ S. A. WALTON S. A. Walton
STATE OF MISSOURI	)
	)	ss:
CITY OF ST. LOUIS	)

        I, John J. Masters, a notary public, do hereby certify that on this 20th day of August, 1987, personally appeared before me, S. A. Gramlich, M. S. Kinkead and S. A. Walton, who each being by me first duly sworn, severally declared that they are the person who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ JOHN J. MASTERS John J. Masters, Notary Public

My commission expires:

(NOTARIAL SEAL)

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ARTICLES OF INCORPORATION OF TCBY OF TEXAS, INC.